Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), effective as of September 30, 2015 (the “Second Amendment Effective Date”), is by and among IXIA, a California corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and SILICON VALLEY BANK, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as hereinafter defined).
W I T N E S S E T H
WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and Silicon Valley Bank, as Administrative Agent, Swingline Lender and L/C Issuer, are parties to that certain Amended and Restated Credit Agreement dated as of March 2, 2015 (as previously amended by that certain Corrective Amendment dated as of March 20, 2015, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested pursuant to Section 2.16 of the Credit Agreement that the Lenders (a) increase the Revolving Facility in the amount of $15,000,000 (the “Revolving Facility Increase”) and (b) amend certain provisions of the Credit Agreement in connection with the Revolving Facility Increase;
WHEREAS, immediately prior to the effectiveness of this Amendment, Stifel Financial Corp. (“Stifel”) has assigned to Bank of the West (“BotW”) its Revolving Commitment and certain fees received from the Borrower, in each case, pursuant to that certain Assignment and Assumption dated as of the date hereof (the “Stifel to BotW Assignment”) by and between Stifel and BotW and acknowledged by the Administrative Agent and the Borrower;
WHEREAS, in connection with the Revolving Facility Increase, the Administrative Agent and the Lenders have requested that the Borrower enter into that certain letter agreement dated as of the date hereof (the “Facility Increase Fee Letter”), by and between the Borrower and the Administrative Agent;
WHEREAS, the Lenders are willing to provide the Revolving Facility Increase and amend the Credit Agreement, in each case, in accordance with and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS
1.1    Amendment to Section 1.01.
(a)    The definition of “Revolving Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the last sentence therein in its entirety as follows:
The aggregate amount of the Revolving Commitments on the Second Amendment Effective Date shall be $75,000,000.
(b)    The definition of “Loan Documents” appearing in Section 1.01 of the Credit Agreement is hereby amended by adding new clause (j) immediately following clause (i) as follows:
and (j) the Facility Increase Fee Letter.
(c)    The definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Total Leverage Ratio), it being understood that the Applicable Rate for (a) Revolving Loans that are Eurodollar Rate Loans (i) upon the Effective Date until the Second Amendment Effective Date, shall be 4.25% and (ii) from and after the Second Amendment Effective Date, shall be the percentage set forth under the column “Revolving Loans” and “Eurodollar Rate”, (b) Revolving Loans that are Base Rate Loans (i) upon the Effective Date until the Second Amendment Effective Date, shall be 3.25% and (ii) from and after the Second Amendment Effective Date, shall be the percentage set forth under the column “Revolving Loans” and “Base Rate”, (c) that portion of the Term Loan comprised of Eurodollar Rate Loans (i) upon the Effective Date until the Second Amendment Effective Date, shall be 4.25% and (ii) from and after the Second Amendment Effective Date, shall be the percentage set forth under the column “Term Loan” and “Eurodollar Rate”, (d) that portion of the Term Loan comprised of Base Rate Loans (i) upon the Effective Date until the Second Amendment Effective Date, shall be 3.25% and (ii) from and after the Second Amendment Effective Date, shall be the percentage set forth under the column “Term Loan” and “Base Rate”, (e) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee” and (f) the Letter of Credit Fee shall be the percentage set forth under the column “Letter of Credit Fee”.

Applicable Rate
Level	Consolidated Total Leverage Ratio	Eurodollar Rate (%)		Base Rate		Commitment Fee (%)	Letter of Credit Fee (%)
		Revolving Loans	Term Loan	Revolving Loans	Term Loan
3	> 2.50:1.00	3.00%	3.00%	2.00%	2.00%	0.50%	3.00%
2	> 1.50:1.00 but < 2.50:1.00	2.50%	2.50%	1.50%	1.50%	0.40%	2.50%
1	< 1.50:1.00	2.00%	2.00%	1.00%	1.00%	0.30%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 3 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) from the Second Amendment Effective Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the first fiscal quarter to occur following the Second Amendment Effective Date to the Administrative Agent, the Applicable Rate shall be set forth in Pricing Level 3. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.
(d)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in alphabetical order as follows:
“Second Amendment Effective Date” means September 30, 2015.
“Facility Increase Fee Letter” means the letter agreement, dated as of September 30, 2015, between the Borrower and SVB.
1.2    Amendment to Section 2.09(b)(i). Section 2.09(b)(i) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:
The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter and the Facility Increase Fee Letter.
1.3    Amendment to Section 2.16(d). Section 2.16(d) of the Credit Agreement is hereby amended by deleting the definition of “Facility Increase Effective Date” appearing therein and replacing such definition with “Increase Effective Date”.
1.4    Amendment to Section 11.01. Section 11.01 of the Credit Agreement is hereby amended by amending the reference in the proviso thereto to add the words “and the Facility Increase Fee Letter” immediately after the words “the Fee Letter” appearing therein.
1.5    Amendment to Schedule 1.01(b). Schedule 1.01(b) to the Credit Agreement is hereby (a) renamed “Commitments, Term Loans and Applicable Percentages” and (b) deleted and replaced in its entirety by Schedule 1.01(b) attached hereto.

ARTICLE II
CONDITIONS TO LENDERS’ OBLIGATIONS
2.1    Closing Conditions. This Amendment shall become effective as of the Second Amendment Effective Date upon satisfaction (or waiver) of the following conditions:
(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.
(b)    Executed Stifel to BotW Assignment. The Administrative Agent shall have received the Stifel to BotW Assignment, duly executed by Stifel and BotW and acknowledged by the Administrative Agent and the Borrower.
(c)    Executed Facility Increase Fee Letter. The Administrative Agent shall have received the Facility Increase Fee Letter duly executed by the Borrower and the Administrative Agent.
(d)    Certificate. The Administrative Agent shall have received a certificate of each Loan Party dated as of the Second Amendment Effective Date (in sufficient copies for each Lender) executed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are (1) with respect to representations and warranties that contain a materiality qualification, true and correct (subject to the materiality qualifications set forth therein) on and as of the Increase Effective Date and (2) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the Increase Effective Date, and except that for purposes of Section 2.16 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default exists.
(e)    Repayment. As applicable, the Borrower shall prepay any Revolving Loans outstanding on the Second Amendment Effective Date (and pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Revolving Percentages arising from any nonratable increase in the Revolving Commitments under Section 2.16 of the Credit Agreement.
(f)    Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable by Borrower in connection with (i) the consummation of the transactions contemplated hereby and (ii) the Facility Increase Fee Letter.
(g)    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
ARTICLE III
MISCELLANEOUS
3.1    Amended Terms. On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms. The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed (a) to be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof, (c) otherwise prejudice any right or remedy which the Lenders and the Administrative Agent may now have or may have in the future or in connection with any Loan Document, (d) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, or (e) be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

3.2    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants, as of the Second Amendment Effective Date, as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
(d)    The representations and warranties set forth in Article V of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct (subject to the materiality qualifications set forth therein) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, and except that for purposes of this Section 4.2(d), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.
(e)    No event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)    The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.
(g)    The Loans and other amounts payable by Borrower pursuant to the Credit Agreement are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
3.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies each Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of each Loan Document applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.
3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.
3.6    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
3.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.
3.9    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
3.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.
BORROWER:                        IXIA,
     a California corporation

    By: /s/ Matthew S. Alexander
             Name:    Matthew S. Alexander
Title: Senior Vice President, General Counsel,
and Corporate Secretary

GUARANTORS:

CATAPULT COMMUNICATIONS CORPORATION By: /s/ Ronald W. Buckly Name:Ronald W. Buckly Title:Vice President, Legal, and Secretary

VERIWAVE, INC. By: /s/ Brent T. Novak Name:Brent T. Novak Title:President, CEO, and Treasurer

ANUE SYSTEMS, INC. By: /s/ Ronald W. Buckly Name:Ronald W. Buckly Title:Senior Vice President, Legal, and Corporate Secretary

BREAKINGPOINT SYSTEMS, INC. By: /s/ Ronald W. Buckly Name:Ronald W. Buckly Title:Senior Vice President, Legal, and Secretary

NET OPTICS, INC. By: /s/ Brent Novak Name:Brent Novak Title:President and Vice President, Finance

NET OPTICS IL LLC By: /s/ Ronald W. Buckly Name:Ronald W. Buckly Title:Secretary

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

SILICON VALLEY BANK,
as Administrative Agent and as a Lender

By:     /s/ Raj Morey
Name: Raj Morey
Title:     Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

BARCLAYS BANK PLC,
as a Lender

By:     /s/ Christopher Lee
Name:      Christopher Lee
Title:      Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

REGIONS BANK,
as a Lender

By:     /s/ Jason Douglas
Name:      Jason Douglas
Title:      Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

CADENCE BANK,
as a Lender

By:     /s/ Steve Patchett
Name:      Steve Patchett
Title:      EVP

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

BANK OF THE WEST,
as a Lender

By:     /s/ David G. Kronen
Name:      David G. Kronen
Title:      Director

By:     /s/ Sidney Jordan
Bank of The West
Name:      Sidney Jordan
Title:      Managing Director

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

SCHEDULE 1.01(b)
Commitments, Term Loans and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage of Revolving Facility	Term Loans	Applicable Percentage of Term Facility	Total Commitment and Term Loans	Applicable Percentage of Facilities
Silicon Valley Bank	$28,500,000	38.000%	$11,356,250.00	28.750%	$39,856,250	34.809%
Regions Bank	$7,500,000	10.000%	$17,281,250	43.750%	$24,781,250	21.643%
Cadence Bank, N.A.	$7,500,000	10.000%	$10,862,500	27.500%	$18,362,500	16.037%
Barclays Bank PLC	$11,500,000	15.333%	$0	0%	$11,500,000	10.044%
Bank of the West	$20,000,000	26.667%	$0	0%	$20,000,000	17.467%
Total:	$75,000,000	100.000%	$39,500,000	100%	$114,500,000	100%